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                                     EXHIBIT 23


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of KeyCorp of our report dated January 18, 1995, except for Note 2, as to which the date is February 28, 1995, included in the 1994 Annual Report to Shareholders of KeyCorp.

We also consent to the incorportion by reference in the following Registration Statements of KeyCorp and in the related Prospectuses of our report dated January 18, 1995, except for Note 2, as to which the date is February 28, 1995, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 1994:

           Form S-3 No. 33-5064
           Form S-3 No. 33-10634
           Form S-3 No. 33-39733
           Form S-3 No. 33-39734
           Form S-3 No. 33-51652
           Form S-3 No. 33-53643
           Form S-3 No. 33-56879

           Form S-4 No. 33-31569
           Form S-4 No. 33-44657
           Form S-4 No. 33-51717
           Form S-4 No. 33-55573
           Form S-4 No. 33-57329

           Form S-8 No. 2-67589
           Form S-8 No. 2-96769
           Form S-8 No. 2-97452
           Form S-8 No. 33-21643
           Form S-8 No. 33-42691
           Form S-8 No. 33-45518
           Form S-8 No. 33-46278
           Form S-8 No. 33-52293
           Form S-8 No. 33-54819
           Form S-8 No. 33-56745
           Form S-8 No. 33-56881
           Form S-8 No. 33-57408

           Form S-8 No. 33-31569 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 2 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 3 to Form S-4) Form S-8 No. 33-44657 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-51717 (Post-Effective Amendment No. 1 to Form S-4)



                                                        /s/ Ernst & Young LLP


Cleveland, Ohio
March 24, 1995